EXHIBIT 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    To the Shareholders of
    ALLTEL Corporation:


    As independent public accountants, we hereby consent to the incorporation by reference in the previously filed registration statements of ALLTEL Corporation on Forms S-8 (Registration No's. 2-99523, 33-35343, 33-48476, 33-54175, 33-56291 and 33-65199) of our report dated April 13, 1998, on our audit of the financial statements of the ALLTEL Corporation Thrift Plan as of December 31, 1997 and 1996 and for the year ended December 31, 1997, which reports are incorporated by reference in this Amendment No. 1 to the 1997 ALLTEL Corporation Annual Report on Form 10-K.





                                              /S/ ARTHUR ANDERSEN LLP
                                                  ARTHUR ANDERSEN LLP


    Little Rock, Arkansas,
    April 24, 1998.

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